Exhibit 5.1

March 26, 2015

Stereotaxis, Inc.

4320 Forest Park Avenue, Suite 100

St. Louis, Missouri 63108

Ladies and Gentlemen:

We have acted as special counsel to Stereotaxis, Inc., a Delaware corporation (the “Company”), in connection with the offering of up to $14,257,211 of shares of the Company’s common stock, par value $0.001 (the “Shares”) to be issued pursuant to the Registration Statement on Form S-3 (File No. 333-196202) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on November 27, 2013 (the “Registration Statement”), the related prospectus dated December 11, 2013, included in the Registration Statement (the “Base Prospectus”), the prospectus supplement dated May 16, 2014, filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (the “First Prospectus Supplement”), and the prospectus supplement dated March 26, 2015, filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (collectively with the First Prospectus Supplement, the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company in accordance with the Controlled Equity OfferingSM Sales Agreement, dated May 16, 2014, between the Company and Cantor Fitzgerald & Co. (the “Sales Agreement”), as described in the Prospectus, and as amended by that certain First Amendment to the Sales Agreement, dated March 26, 2015, between the Company and Cantor Fitzgerald & Co. (the “Sales Agreement Amendment”). The Sales Agreement and the Sales Agreement Amendment are collectively referred to as the “Agreement.”

In connection with this opinion, we have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. As to questions of fact material to this opinion, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. We have not undertaken any independent investigation of factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized for issuance and upon the receipt by the Company of all consideration therefor in accordance with the terms of the Agreement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Stereotaxis, Inc.

<March 26, 2015>

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Bryan Cave LLP